EXHIBIT 10.1

SUBSCRIPTION AND DEBT CANCELLATION AGREEMENT

Series B Redeemable Convertible Preferred Stock of Kiwa Bio-Tech Products Group Corporation

The undersigned, Wei Li (the “Purchaser”), hereby subscribes for the purchase of 811,148 shares (the “Shares”) of Series B Redeemable Convertible Preferred Stock of Kiwa Bio-Tech Products Group Corporation, a Nevada corporation (the “Company”), for an aggregate amount of $1,054,492 (the “Subscription Price”). In payment of the Subscription Price, the Purchaser agrees to the concurrent cancellation of $1,054,492 amount of accrued salary owing to the Purchaser by the Company (“Debt Cancellation”) in full payment for such Shares. In exchange for the Debt Cancellation, the Purchaser shall receive from the Company 811,148 shares of Company Series B Redeemable Convertible Preferred Stock. The Purchaser agrees to execute this Subscription and Debt Cancellation (the “Agreement”) and any other documentation required in connection with this investment (collectively, the “Transaction Documents”).

Consummation of the sale of the Shares to the Purchaser and to any other purchaser(s) of Company Shares shall be consummated on or before December 28, 2017 (the “Closing Date”), unless such Closing Date shall be extended by the mutual agreement of the parties hereto.

1. Certain Representations of the Subscriber

In connection with, and in consideration of, the sale of the Shares to the Purchaser, the Purchaser hereby represents and warrants to the Company and its officers, directors, employees, agents and shareholders that the Purchaser:

(a) Has had an opportunity to perform due diligence related to the Company and ask questions of an officer of the Company.

(b) Realizes and accepts the personal financial risk attendant to the fact that that purchase of the Shares represents a speculative investment involving a high degree of risk, and should not be purchased by any persons not prepared to lose their entire investment.

(c) Can bear the economic risk of an investment in the Shares for an indefinite period of time, can afford to sustain a complete loss of such investment, has no need for liquidity in connection with an investment in the Shares, and can afford to hold the Shares indefinitely.

(d) Realizes that the Shares have not been registered for sale under the Securities Act of 1933, as amended (the “Act”), or applicable state securities laws (the “State Laws”), and they may be sold only pursuant to registration under the Act and State Law, or an opinion of counsel that such registration is not required.

(e) Is experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of investing in the Shares and does not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks (or, in the alternative, has a knowledgeable representative whom such investor intends to use in connection with a decision as to whether to purchase the Shares).

(f) Realizes that (a) there are substantial restrictions on the transfer of the Shares; (b) there is not currently a public market for the Shares, and it is unlikely that in the future there will exist a public market for the Shares, and accordingly, for the above and other reasons, the Purchaser may not be able to liquidate an investment in such Shares for an indefinite period.

2. Investment Intent

The Purchaser has been advised that the Shares have not been registered under the Act or relevant State Laws but are being offered, and will be offered, and sold pursuant to exemptions from the Act and State Laws, and that the Company’s reliance upon such exemption is predicated in part on the Purchaser’s representations contained herein. The Purchaser represents and warrants that the Shares are being purchased for the Purchaser’s own account and for long term investment and without the intention of reselling or redistributing the Shares; that the Purchaser has made no agreement with others regarding any of the Shares; and that the Purchaser’s financial condition is such that it is not likely that it will be necessary for the Purchaser to dispose of any of the Shares in the foreseeable future. The Purchaser is aware that (1) there is presently no public market for the Shares, and in the view of the Securities and Exchange Commission a purchase of Shares with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the liquidation or settlement of any loan obtained for the acquisition of any of the Shares and for which the Shares were or may be pledged as security would represent an intent inconsistent with the investment representations set forth above, and (2) the transferability of the Shares is restricted and (a) requires the written consent of the Company, and (b) will be further restricted by a legend placed on the certificate(s) representing the Shares containing substantially the following language:

The Shares represented by this certificate have not been registered under either the Securities Act of 1933, as amended, or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise distributed for value unless there is an effective registration statement under such Act and such laws covering such Shares, or the Company receives an opinion of counsel acceptable to the Company stating that such sale, transfer, assignment, offer, pledge or other distribution for value is exempt from the registration and prospectus delivery requirements of such Act and such laws.

The Purchaser further represents and agrees that if contrary to the Purchaser’s foregoing intentions, the Purchaser should later desire to dispose of or transfer any of the Shares in any manner, the Purchaser shall not do so without first obtaining (1) an opinion of counsel satisfactory to the Company that such proposed disposition or transfer may be made lawfully without the registration of such Shares pursuant to the Act and applicable State Laws, or (2) registration of such Shares (it being expressly understood that the Company shall not have any obligation to register such Shares except as explicitly provided by written agreement).

3. Residence

The Purchaser represents and warrants that the Purchaser is a bona fide resident of the Peoples Republic of China and that the Shares are being accepted by the Purchaser in the Purchaser’s name solely for the Purchaser’s own beneficial interest and not as nominee for, on behalf of, for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.

PARAGRAPHS 4 AND 5 BELOW ARE REQUIRED IN CONNECTION WITH EXEMPTIONS FROM THE ACT AND APPLICABLE STATE SHARES LAWS BEING RELIED ON BY THE COMPANY WITH RESPECT TO OFFER AND SALE OF THE SHARES. ALL OF SUCH INFORMATION WILL BE KEPT CONFIDENTIAL AND WILL BE REVIEWED ONLY BY THE COMPANY AND ITS COUNSEL. THE PURCHASER AGREES TO FURNISH ANY ADDITIONAL INFORMATION WHICH THE COMPANY OR ITS COUNSEL DEEMS NECESSARY IN ORDER TO VERIFY THE RESPONSES SET FORTH ABOVE.

4. Accredited/Non-Accredited Status

The Purchaser represents and warrants as follows (check if applicable):

a. Accredited Investor Status: Individual

(1)_______ The Purchaser is an individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000. (In calculating net worth, you may include equity in personal property and real estate, including your principal residence, cash, short term investments, stock and Shares. Equity in personal property and real estate should be based on the fair market value of such property minus debt secured by such property.);

(2)________ The Purchaser is an individual who had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year;

(3)________ The Purchaser is an individual who had with his/her spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects an income in excess of $300,000 in the current year; or

(4)___x_____ Items 4(a)(1)-(3) are not applicable and the Purchaser is NOT an accredited investor.

(5)________ The Purchaser is a director or executive officer of the Company.

b. Accredited Investor Status: Entity

(1)________ The Purchaser is an entity all of whose equity owners meet one of the tests set forth in part a., above.

(2)________ The Purchaser is an entity and is an “Accredited Investor” as defined in Rule 501(a) of Regulation D under the Act. This representation is based on the following (check one or more, as applicable):

(a)______ The Purchaser (or in the case of a trust, the Purchaser trustee) is a bank or savings and loan association as defined in Sections 3(a)(2) and 3(a)(5)(A) of the Act, acting either in its individual or fiduciary capacity;

(b)______ The Purchaser is an insurance company as defined in Section 2(13) of the Act;

(c)_______ The Purchaser is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

(d)________ The Purchaser is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

(e)________ The Purchaser is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and either (check one of more, as applicable):

(i)________ the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor; or

(ii)________ the employee benefit plan has total assets in excess of $5,000,000; or

(iii)________ the plan is a self-directed plan with investment decisions made solely by persons who are “Accredited Investors” as defined under the 1933 Act.

(f)________ The Purchaser is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

(g)________ The Purchaser has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the Shares and is one or more of the following (check one or more, as appropriate):

(i)________an organization described in Section 501(c)(3) of the Internal Revenue Code; or

(ii)________ a corporation; or

(iii)________ a Massachusetts or similar business, trust; or

(iv)________ a partnership.

(h)_________ The Purchaser is a trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of acquiring the Shares and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of the investment in the Shares. IF ONLY THIS RESPONSE IS CHECKED, PLEASE CONTACT THE COMPANY TO RECEIVE AND COMPLETE AN INFORMATION STATEMENT BEFORE THIS SUBSCRIPTION CAN BE CONSIDERED BY THE COMPANY.

(3)________Items 4(b)(1)-(2) are not applicable and the Purchaser is NOT an accredited investor.

5. Entities

If the Purchaser is an entity, the individual signing on behalf of the entity and the entity jointly and severally agree and certify that:

a.	the Purchaser was not organized for the specific purpose of acquiring the Shares; and

b.	this Agreement has been duly authorized by all necessary action on the part of the Purchaser, and is a legal, valid, and binding obligation of the Purchaser enforceable in accordance with its terms.

6. Manner in Which Title Is To Be Held

Please check one:

___x___Individual

______Joint Tenant with Right of Survivorship

______Partnership

______Tenants in Common

______Corporation

______Other (Specify_____________________)

7. Miscellaneous

(a) The Purchaser agrees that the Purchaser understands the meaning and legal consequences of the agreements, representations, and warranties contained herein; agrees that such agreements, representations and warranties shall survive and remain in full force and effect after the consummation of the transactions contemplated hereby; and further agrees to indemnify and hold harmless the Company, each current and future officer, director, employee, agent and shareholder from and against any and all loss, damage or liability due to, or arising out of, a breach of any agreement, representation or warranty of the Purchaser contained herein.

(b) The respective representations, warranties, agreements and covenants of the Company and the Investor set forth in this Agreement shall survive until the second anniversary of the Closing Date.

(c) This Agreement shall inure to the benefit of and be binding upon Investor and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. Neither the Company nor any Investor may assign this Agreement or any rights or obligation hereunder without the prior written consent of the other party.

(d) No failure or delay on the part of the Company or Investor in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or Investor at law or in equity or otherwise. No waiver of or consent to any departure by the Company or Investor from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Company and the Investor. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or Investor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

(e) This Agreement, together with Transaction Documents, constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof.

(f) If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

(g) THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT ONLY IN STATE OR FEDERAL COURTS LOCATED IN THE CITY OF ATLANTA, GEORGIA AND HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR SUCH PURPOSE.

(h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i) The Company will not, by amendment of its Certificate of Incorporation, or through any reorganization, re-capitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of Shares or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, or take any action which would dilute or adversely affect the ownership interest of Investor in the Company upon conversion, but will at all times in good faith assist in carrying out of all of the provisions of this Agreement, and to take all such actions as may be necessary or appropriate in order to protect and issue the conversion rights of Investor against impairment.

(j) Facsimile signatures shall be construed and considered original signatures for purposes of enforcement of the terms of this agreement.

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INDIVIDUAL SUBSCRIBERS:

/s/ Wei Li
Signature
Wei Li
Name (Typed or Printed)
Room 4108, Tower A Xintian Business Center, Shixia North 2th Street,
Futian District, Shenzhen City, Guangdong Province, China
N/A
Social Security Number

Kiwa Bio-Tech Products Group Corporation hereby acknowledges receipt of the Subscription Price and accepts this subscription of 811,148 Shares of Series B Redeemable Convertible Preferred Stock as of December 28, 2017.

Kiwa Bio-Tech Products Group Corporation

/s/ Yvonne Wang
Yvonne Wang, President